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                             CGB&L FINANCIAL GROUP, INC.

                                SUBSCRIPTION OFFERING
                                   STOCK ORDER FORM
                                INSTRUCTIONS AND GUIDE

                                STOCK OWNERSHIP GUIDE

INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS
Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfer to Minors Act is "Unif Tran Min Act", Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Illinois Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act, IL (use minor's social security number).

FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

- The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
- The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
- A copy and description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
- The date of the document governing the relationship except that the date of a trust created by a will need not be included in the description.
-    The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

You may mail your completed Stock Order Form in the envelope that has been provided to P. O. Box 679, Cerro Gordo, IL 61818-0679, or you may deliver your Stock Order Form to the banking office of Cerro Gordo at 229 E. South Street, Cerro Gordo, Illinois. In order to purchase stock in the Subscription Offering, your Stock Order Form, properly completed, and payment in full (or withdrawal authorization) at the Subscription Price of $10 per share must be received by Cerro Gordo no later than 12:00 noon, Cerro Gordo Time, on ________________, 1998, unless such date is extended, or your Stock Order Form will become void. Stock Order Forms shall be deemed received only upon actual receipt at the banking office of Cerro Gordo.

If you need further assistance, please call the Conversion Center at (217) 763-6053. We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have.

ITEM INSTRUCTIONS
ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Subscription Price of $10.00 per share. The minimum purchase is 25 shares.

The maximum purchase by any person or entity (other than Cerro Gordo's Employee Stock Ownership Plan), together with all Associates of such person or entity (as defined in the Prospectus), or persons acting in concert is __________shares. The Board of Directors of Cerro Gordo has the right to increase or decrease the maximum purchase limitation. Any change in the maximum purchase limitation may occur at any time prior to consummation of the conversion, either before or after _____________, 1998. If the maximum purchase limitation is increased, any subscriber who has subscribed for 6,325 shares, and certain other large subscribers in the discretion of CGB&L Financial Group, Inc., will be given the opportunity to increase their subscriptions up to the higher maximum purchase limitation. CGB&L Financial Group, Inc. and Cerro Gordo reserve the right to reject any order received in the Community Offering, in whole or in part.

The Holding Company and Cerro Gordo also have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan of Conversion or applicable law or (iii) fails to cooperate with attempts to verify information with respect to purchase rights.

ITEM 3--
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to CGB&L Financial Group, Inc. Your funds will earn interest at the Cerro Gordo current passbook savings rate until the Conversion is completed or terminated. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by cash, check, bank draft or money order.

ITEM 4--
If you pay for your stock by a withdrawal from a Cerro Gordo deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. IF YOU WISH TO USE YOUR IRA CURRENTLY AT CERRO GORDO, YOU MUST CALL THE CONVERSION CENTER PRIOR TO ______________, 1998 AND COMPLETE AND RETURN ALL PAPERWORK REQUIRED NO LATER THAN _______________, 1998 12:00 NOON.

ITEM 5--
a. Please check this box if you were a depositor of Cerro Gordo on December 31, 1996 (the Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

b. Please check this box if you were a depositor of Cerro Gordo on June 30, 1998 (the Supplemental Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

c. Please check this box if you were a depositor at Cerro Gordo on ___________, 1998 and you were not a depositor on December 31, 1996 or June 30, 1998. You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.

d.  You must list the state in which you reside.

ITEMS 6, 7 AND 8--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common stock. Please complete items 6, 7 and 8 as fully and accurately as possible, and be certain to supply your social security number or tax identification number and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 9--
Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEMS 10 AND 11--
Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Conversion Center. The Conversion Center phone number is (217) 763-6053.



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-------------------------
                                      CGB&L FINANCIAL GROUP, INC.
                                         Holding Company for
                             Cerro Gordo Building and Loan, s.b. ("Cerro Gordo")
                                            STOCK ORDER FORM
                        Note:  Please read the Stock Order Form Instructions and
                              Guide on the back as you complete this form.
-------------------------
DEADLINE:  The Subscription Offering will expire at 12:00 noon, Cerro Gordo
           Time, on ______________, 1998, unless extended.
--------------------------------------------------------------------------------
(1)  Number of Shares            Subscription Price     (2)   Total Payment Due
      ------------------                                  --------------------
      ------------------         X           $10.00    =  --------------------
The minimum number of shares that may be subscribed for is 25 shares and the maximum is 6,325, except for purchases by the Employee Stock Ownership Plan of Cerro Gordo Building and Loan, s.b. ("Cerro Gordo"). The maximum purchase limit is subject to possible change. See the Stock Order Form Instructions and Guide on the back of this form and the Prospectus.
--------------------------------------------------------------------------------
METHOD OF PAYMENT
3)  / /    Enclosed is a check, bank draft or money order made payable to CGB&L
           Financial Group, Inc. in the amount of:
----------------
$

----------------  Cash can be used only if presented in person at Cerro Gordo's office.

(4)  / /   The undersigned authorizes withdrawal from this (these) account(s) at
           Cerro Gordo. Please contact the Conversion Center prior to
            _______________, 1998 if you wish to use your Cerro Gordo account(s) for stock purchases.

    Account Number                                              Amount
                                                            $
------------------------------------------------------------ ------------------
                                                            $
------------------------------------------------------------ ------------------
                                                            $
------------------------------------------------------------ ------------------
Total Withdrawal Amount                                     $
                        ------------------------------------ ------------------

There is no penalty for early withdrawals used for stock payment.

                           IMPORTANT PURCHASER INFORMATION

(5) a  / /     Check here if you were a depositor of Cerro Gordo on December 31,
               1996 (the Eligibility Record Date).  Enter information below for all deposit accounts that you had at Cerro Gordo on December 31,
               1996.
(5) b  / /     Check here if you were a depositor of Cerro Gordo on June 30,
               1998 (the Supplemental Eligibility Record Date).  Enter
               information below for all deposit accounts that you had at Cerro
               Gordo on June 30, 1998.
(5) c  / /     Check here if you were a depositor of Cerro Gordo on June 30,
               1998 who did not have a deposit on December 31, 1996 or June 30,
               1998.  Enter information below for all deposit accounts that you had at Cerro Gordo on ________, 1998 (the Voting Record Date).
(5) d  / /     State in which you reside:____________________________________

       Account Title                                                 Account
    (Names on Accounts)                                               Number

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              STOCK REGISTRATION (SEE BACK UNDER STOCK OWNERSHIP GUIDE)
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
(6) Form of Stock Ownership:
/ /  Individual                              / /  Joint tenants with right of survivorship   / /  Tenants in common
/ /  Uniform Transfer to Minors              / /  Fiduciary (i.e., trust, estate, etc.)      / /  Corporation or Partnership
/ /  Other______________________
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(7) Name(s) in which your stock is to be registered (Please Print Clearly)                         Social Security No. or Tax ID No.
--------------------------------------------------------------------------------------------------|--------------------------------
Name(s) continued
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Street Address                                                  City                    County      State                 Zip Code
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(8)  Telephone Information         Daytime Phone           Evening Phone
                                  (    )                   (    )
                                   ---- -------------       ---- --------------

NASD AFFILIATION
(9) / / Check here in you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with a NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box: (i) that you are an eligible purchaser in Cerro Gordo's mutual to stock conversion, (ii) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (iii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.


ACKNOWLEDGMENT
(10) To be effect in the Subscription Offering, this fully completed Stock Order Form MUST be actually received by Cerro Gordo no later than 12:00 noon, Cerro Gordo time, on _______________, 1998, unless extended; otherwise the Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to Cerro Gordo's office or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.


It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion ("Plan of Conversion") of Cerro Gordo described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of Cerro Gordo at a Special Meeting to be held on ____________, 1998, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly. The undersigned agrees that after receipt by Cerro Gordo, this Stock Order Form may not be modified, withdrawn or cancelled (unless the Conversion is not completed within 45 days of the completion of the Subscription Offering) without Cerro Gordo's consent and if authorization to withdraw from deposit accounts at Cerro Gordo has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

APPLICABLE FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF CONVERSION SUBSCRIPTION RIGHTS, OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. CERRO CORDO AND CGB&L FINANCIAL GROUP, INC. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF CONVERSION SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER.

I ACKNOWLEDGE THAT THE COMMON STOCK OFFERED IS NOT A SAVINGS OR DEPOSIT ACCOUNT AND IS NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER GOVERNMENT AGENCY, MAY LOSE VALUE AND IS NOT GUARANTEED BY CGB&L FINANCIAL GROUP, INC. OR CERRO GORDO.

I ALSO ACKNOWLEDGE RECEIPT OF A PROSPECTUS DATED ___________, 1998.

               A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW

Under penalty of perjury, I certify that the Social Security or Tax ID Number and the information provided in this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing for my own account, that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares and that I have received a copy of the Prospectus and am aware of the risks associated with an investment in CGB&L Financial Group, Inc.

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
SIGNATURE(S)
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(11) Signature                                            Date            Signature                                           Date

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                 FOR OFFICE USE ONLY
-------------------------------------------------------------------                              CONVERSION CENTER
 Date Received     _____/___/____   Category #__________________                        CERRO GORDO BUILDING AND LOAN, S.B.
  Batch # _______________        Deposit ________________                               229 E. SOUTH STREET, P. O. BOX 679
  Order # _______________        Date Input _____/___/____                                   CERRO GORDO, IL 61818-0679
                                                                                                     (217) 763-6053
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